CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this "Agreement"), is made and entered into as of August 20, 2022 by and between Intensity Therapeutics, Inc., a private corporation formed in Delaware with an address of 61 Wilton Road, Westport CT 06880 (hereinafter referred to as "INTENSITY") and Rebecca Drain with an address of 86 River Road, Killingworth, CT 06419 (hereinafter referred to as "Consultant");

WHEREAS, Intensity is in the business of researching, developing and distributing pharmaceutical products; (the "Products") and

WHEREAS, Consultant is an expert in providing regulatory, quality and other clinical development services to support Intensity projects (the "Services"), and

WHEREAS, Intensity and Consultant desire to enter into this Agreement to provide the terms and conditions upon which Intensity may engage Consultant, to provide the Services and related services for Intensity financing and the related terms and conditions.

NOW THEREFORE, INTENSITY and the Consultant are herein entering into this Consulting Agreement for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, INTENSITY and the Consultant agree as follows:

Article 1 – Scope of Services; General Terms & Conditions

1.1 The contracted Services related to INTENSITY'S clinical development requirements which are described on Exhibit A attached hereto and incorporated by reference herein to be performed by Consultant, including deliverables to be provided to INTENSITY in connection therewith, as well as the timing, cost and payment schedule with respect to such Services are mutually agreed upon by the parties.

1.2 This Agreement is subject to INTENSITY's General Terms and Conditions for Service Agreements attached hereto as Exhibit B and incorporated by reference herein (the "General T&Cs"). Any reference to "this Agreement" herein shall be understood as a simultaneous reference to the General T&Cs. In case of any inconsistencies between the General T&Cs and any terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

1.3 In no event shall this Agreement be construed as obligating INTENSITY to pay any amounts for Services performed under this Agreement unless Consultant actually performs such Services pursuant to this Agreement.

Article 2 – Fee for Services; Third Party Invoices

2.1 In full consideration for performing the Services under this Agreement, INTENSITY shall pay Consultant the fees specified in Exhibit C, attached hereto and incorporated by reference herein. Payment for such Services shall be made as provided in Section 5 of Exhibit B.

Article 3 - Consultant's Covenants, Representations and Warranties

3.1 Consultant covenants, represents and warrants that Consultant is equipped, organized, and has the human resource experience and ability to perform the Services required pursuant to this Agreement.

3.2 Consultant covenants, represents and warrants that all of the Services performed by Consultant pursuant to this Agreement will (a) meet or exceed the standards and requirements of INTENSITY set forth in this Agreement, and (b) be performed in a good and workmanlike manner and will be fit for the purposes intended.

3.3 Consultant covenants, represents and warrants that:

(a) Consultant has received all necessary approvals in connection with entering into this Agreement and performing the Services hereunder;

(b) Consultant is and remains properly licensed (if required) and qualified to perform the Services, and that it will (i) maintain such licenses and qualifications and acquire any additional licenses and qualifications as may be hereafter required by law or otherwise to perform the Services, and (ii) immediately notify INTENSITY, in writing, if any licenses required by law or otherwise are revoked or altered;

(c) Consultant will comply with the terms and conditions of this Agreement and that performance of the Services do not and will not breach, or conflict with, any other agreement or arrangement to which Consultant is a party; and

(d) Consultant will comply with the terms and conditions of this Agreement and performance of the Services does not and will not breach any agreement to keep in confidence proprietary and/or confidential information acquired by Consultant from any third party.

Article 4 – Changes to this Agreement

Consultant and INTENSITY agree that any changes to this Agreement must (a) first be mutually agreed upon by both parties in writing, such agreement not to be unreasonably withheld, delayed or conditioned by either party, and (b) be set forth in an addendum to Exhibit A, such addendum to be executed on behalf of both parties.

Article 5 - Term

5.1 This Agreement shall be deemed to have commenced on the effective date of the Agreement, and shall remain in full force and effect to and including 1 year from the effective date(the "Initial Term") and will renew from six months to six months thereafter unless terminated per Exhibit A thereafter only by a written agreement accepted by both parties (each a "Renewal Term") unless (a) either party terminates this Agreement upon at least thirty (30) days prior written notice to the other party.

5.2 Subject to this Section 5 or Section 4 of the General T&Cs, Exhibit A shall be effective as of the start date of Services set forth therein and shall remain in full force and effect until the later of (a) expiration of the end date of Services set forth therein, or (b) completion of the Services under Exhibit A, unless terminated earlier in accordance with Section 4.C of Exhibit A or Sections 1 or 2 of the General T&Cs.

Article 6 – Notices

6.1 All notices or other communications to be given pursuant to this Agreement shall be in writing and either (a) personally delivered, (b) sent by registered mail, return receipt requested postage prepaid, (c) sent by recognized overnight courier, (d) sent by email with delivery confirmation, or (e) sent by facsimile transmission (with a copy sent by registered mail, return receipt requested to follow) and addressed as follows:

(i) If to INTENSITY as follows:

Technical, Commercial, Logistics, Releasing matters and Original Invoice to:

Lewis H. Bender
President & CEO
Intensity Therapeutics, Inc.
61 Wilton Road, 3rd Floor
Westport, CT 06880
Tel. (203) 221-7377
Fax (203) 664-1051
Cell (914) 329-6571
email: lbender@intensitytherapeutics.com

(ii) If to Consultant as follows:

Rebecca Drain
86 River Road
Killingworth, CT 06419
Attn: Rebecca Drain
Email: rdrain200@comcast.net
Tel. 860-395-7636

Either party may change its addresses and/or representatives by giving notice thereof to the other party in the manner set forth above.

6.2 All notices provided hereunder shall be effective upon receipt with the exception of facsimile transmissions which shall be effective on the first working day of the party to whom sent, following the day of receipt.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above.

INTENSITY THERAPEUTICS, INC.

By: [signature]
Name: Lewis H. Bender
Title: President Intensity Therapeutics, Inc.

Rebecca Drain

By: [signature] 8/9/22
Name: Rebecca Drain

EXHIBIT A – SERVICES

SERVICES SUMMARY DESCRIPTION.

Perform such consulting and technical services related to the Company's regulatory and quality assurance activities as well as provide ongoing support related to the clinical operations and strategy as requested by the Company from time to time.

• Hours intended not to exceed 4 hours/week
• Consulting hours may be performed outside of normal working hours; exceptions may be considered based on availability.
• Name and image can remain on the Intensity website (title changed to Consultant)
• The role will be to assist with on-boarding and transferring institutional knowledge to a replacement resource to perform the regulatory and quality role that is needed for a smooth transition; perform critical submission activities if needed.
• The consulting agreement can be terminated upon written request by either party with a 30-day notice to Intensity and/or according to Intensity's consulting agreement.
• All stock option grants provided during Rebecca Drain's employment with Intensity will continue to vest based on the stock option plan agreements.

EXHIBIT B-- GENERAL TERMS AND CONDITIONS FOR AGREEMENTS

1. **Termination:** In the event of termination of this Agreement for any reason whatsoever per section 5, Consultant shall deliver to INTENSITY all deliverables. In addition, in the event of termination of this Agreement for any reason whatsoever, INTENSITY shall have the right, exercisable in INTENSITY's sole discretion to: (i) have Consultant, under INTENSITY supervision, remove and deliver to INTENSITY, any INTENSITY supplied equipment to which INTENSITY retains title of this Exhibit B, and INTENSITY shall reimburse Consultant for its actual out-of-pocket costs incurred with respect to such removal and delivery; or (ii) sell said INTENSITY Equipment to Consultant at an agreed upon price. In the event of such termination of this Agreement, Consultant shall immediately discontinue any services, including, but not limited to Services, except those necessary to preserve and protect the Products or as provided Exhibit A.

(b) INTENSITY shall be responsible for all INTENSITY-authorized and undisputed charges and expenses accrued through the date of termination for all Services performed by Consultant in conformance with this Agreement.

2. **Invoices. Payment.** Unless otherwise set forth in this Agreement, Consultant shall submit an invoice for the Services rendered, including INTENSITY-authorized expenses, to the address set forth in the notice provision of this Agreement. INTENSITY shall remit payment within thirty (30) days of the date of INTENSITY's receipt of Consultant's undisputed invoice.

3. **Taxes.** INTENSITY is responsible for payment of any sales taxes imposed upon Services purchased under this Agreement. Consultant is responsible for all income taxes.

4. **Title.**

(a) Except as otherwise agreed to in writing by the parties hereto, all INTENSITY Equipment, all information, design data, drawings, formulae, processes, protocols, clinical designs, reports and any improvements to the same, research, protocols, protocol related documents, data, finished Products, Products-in-process, the manuals and all revisions to the same, the specifications as well as any other descriptive matter or information of any nature heretofore or hereafter furnished by INTENSITY to Consultant or prepared by the Consultant as part of this Agreement with respect to the Products and all design data, drawings and other materials or information prepared or produced by Consultant or any third party for INTENSITY under this Agreement, shall at all times remain the property of INTENSITY, and INTENSITY shall at all times have all title, ownership and use rights to the same. Confidential Information (as defined by the Confidentiality Agreement between Intensity and the Consultant dated June 24, 2020 is incorporated herein by reference).

(b) Confidential Information shall not include any information that a Party can demonstrate: (i) was in the public domain at the time of disclosure to such Party; (ii) was published or otherwise became part of the public domain after disclosure to such Party through no fault of such Party; (iii) was previously disclosed to such Party without a breach of duty owed to the other Party by a third party who had a lawful right to such information; or (iv) was independently developed by such Party without use of or reference to Confidential Information of the other Party.

(c) Ownership and Inventions. Each party acknowledges that all intellectual property rights for trade secrets, patents, patent applications and know-how related to Intensity's technology or products generated before or outside the Services by Consultant (the "Intellectual Property"), will at all times remain in the ownership of INTENSITY. All Intellectual Property rights generated from the performance of the Services shall belong to INTENSITY. Any data, analysis, proposals, statistical analysis plans or other information generated by Consultant pursuant to this Agreement shall be and shall remain the sole and exclusive property of INTENSITY and shall be treated as INTENSITY Confidential Information. All INTENSITY data, discoveries, inventions, improvements, new uses, processes, copyrights, trade secrets, techniques, and compounds, whether patentable or not, arising from work performed for Intensity under this Agreement (collectively referred to hereinafter as "Intensity Inventions"), shall be the sole and exclusive property of Intensity with full right of ownership, title, and interest thereto. Consultant shall promptly and fully, within 5 business days, disclose any INTENSTY Intellectual Property generated as result of the Services and Consultant shall take steps necessary or as requested by Intensity to vest assign title and ownership to such Intellectual Property to INTENSITY. INTENSITY shall pay for legal expenses related to the Intellectual Property transfer and protection.

5. **Complete Compensation**. Consultant agrees that the payments hereunder are full and complete compensation for all Services performed, for all obligations assumed and for all inventions, improvements, patent rights and copyrights assigned hereunder.

6. **Independent Contractor**. (a) Consultant shall satisfy its obligations under this Agreement solely as an independent contractor and not as INTENSITY's agent, employee or representative. Nothing in this Agreement is intended or shall be construed to create or establish an agency, partnership or joint venture relationship between the parties hereto. Consultant has no authority to make any statement, representation or commitment of any kind or to take any action binding upon INTENSITY without INTENSITY's prior written authorization in each instance. Consultant, its Affiliates, subcontractors, or any of their respective employees, representatives or agents (the "**Consultant Parties**") shall not be eligible to participate in, and Consultant, on its own behalf and on behalf of the Consultant Parties, waives any claims to any type of benefits offered to employees of INTENSITY or INTENSITY's Affiliates. Except as provided in Section 6 of this Exhibit B, INTENSITY shall not withhold any amount attributable to payments hereunder for any benefit program or for any local, state, municipal, federal, national or other tax purpose, and Consultant shall be solely responsible for fulfilling all such tax obligations imposed in connection with any of the fees paid Consultant hereunder. Except as otherwise required by law, INTENSITY shall not withhold any sums from the fees paid hereunder for Social Security or other federal, state or local tax liabilities or contributions. All withholdings, liabilities and contributions shall be solely the responsibility of Consultant. Consultant shall provide Intensity with the necessary information (EIN, etc.) to provide Consultant with the necessary 1099-Misc documentation per IRS regulations.

(b) Consultant shall be the employer of all employees engaged by Consultant to perform the Services covered by this Agreement and Consultant acknowledges covenants, represents and warrants that INTENSITY is not an employer, co-employer or joint employer with Consultant with respect to said employees. Consultant shall be solely responsible for the regulation of all working conditions and labor/employment policies for all employees involved in the Services and INTENSITY shall not be responsible for, or involved with, Consultant's hiring, firing, disciplinary practices, working conditions or Consultant's labor/employment policies.

7. **Procurement of Materials and Services on behalf of INTENSITY.**

(a) If Consultant is purchasing materials and/or Services on behalf of INTENSITY pursuant to this Agreement, Consultant shall exercise due care in selecting the suppliers from which such materials and/or Services are purchased and shall use best efforts to obtain the lowest price for the desired materials and/or Services. No purchase of materials shall be considered approved and permitted without a written authorization by Intensity.

(b) From time to time INTENSITY may enter into arrangements with third parties which impact the provision of Services or materials hereunder ("Preferred Companies"). When requested by INTENSITY, Consultant shall exercise its best efforts to utilize Preferred Companies in the discharge of Consultant's obligations hereunder.

8. **Compliance with Laws and Industry Guidelines.** INTENSITY and Consultant each agree that they shall comply with all applicable federal, state and local laws, rules and regulations in performance of its respective obligations pursuant to this Agreement.

9. **Indemnity.**

(a) Each party (the indemnifying party) agrees to indemnify, defend and hold harmless the other party (the indemnified party) from any and all liabilities, damages, expenses, demands, claims, suits or judgments, including reasonable attorney's fees and expenses for the death of or bodily injury to any person, or for the loss of, damage to, or destruction of any property, arising out of the negligence, reckless actions or willful misconduct of the indemnifying party. In the event of joint negligence, liability shall be apportioned to each party based on the portion of the liability caused by its negligence.

10. **Obligations of Consultant.** The obligations of Consultant under this Agreement shall be in addition to and not in limitation of any obligation imposed on Consultant by law.

11. **Remedies.** All rights and remedies of INTENSITY under this Agreement, or at law or in equity, shall be cumulative and not exclusive.

12. **Force Majeure.** (a) Any non-performance or delay in performance of any obligation of Consultant

or INTENSITY under this Agreement will be excused to the extent such failure or non-performance is caused by "Force Majeure." "Force Majeure" means any of the following causes which are beyond the reasonable control of the Consultant or INTENSITY and preventing performance of an obligation under this Agreement: fire, flood, sabotage, shipwreck, embargo, explosion, strike or other labor trouble, accident, riot, acts of a governmental authority, pandemics, the Rapture and acts of God. In no event shall Consultant's ability to sell the Services (or services similar to the Services) to a third party at a better price constitute Force Majeure or an event of commercial impracticality.

(b) If INTENSITY or Consultant is affected by Force Majeure, it will (i) promptly provide written notice to the other party, explaining the full particulars and the expected duration of the Force Majeure and (ii) use its commercially reasonable efforts to remedy the interruption or delay. Notwithstanding any other provision of this Agreement, in the event of Force Majeure, INTENSITY will have the right to purchase the Services from other sources during the period of such Force Majeure. If a Force Majeure extends for more than sixty (60) days, this Agreement may be terminated by INTENSITY, in INTENSITY's sole discretion, upon written notice without any liability on INTENSITY's part.

13. **Entire Agreement, Amendments.** This Agreement and the Confidentiality Agreement, constitute the sole and only agreements of the parties and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement. No alterations, amendments, changes or additions to this Agreement will be binding upon either party unless reduced to writing and signed by both parties. The terms and conditions of this Agreement shall prevail over any inconsistent statements or provisions contained in any invoice, bill, purchase order or other writing by or between the parties.

14. **Waiver.** Any failure or delay by either party at any time, or from time to time, to enforce any of the terms and conditions of this Agreement shall not constitute a waiver of said terms and conditions or any other terms and conditions hereof, and shall not affect or impair such terms and conditions in any way, or the right of a party at any time to avail itself of such remedies as it may have for any breach of such terms and conditions. No waiver by either party shall be effective unless in writing and signed by the waiving party. Any single waiver shall not operate to waive subsequent or other defaults.

15. **Assignment**. Consultant shall not assign or transfer this Agreement, either in whole or in part and shall not delegate or subcontract any of the Services to be provided hereunder, whether by operation of law or otherwise. Any such purported transfer or assignment of rights or delegation of duties hereunder shall be of no force or effect.

16. **Severability**. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction, and the parties shall replace it in good faith by a valid and enforceable provision which most closely reflects the intent of the parties hereto.

17. **Governing Law**. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to its conflict of laws provisions.

18. **Dispute Resolution.** Any controversy or claim arising from or related to this Agreement or the breach thereof shall be settled by final and binding arbitration by a single arbitrator in an arbitration administered by JAMS in New York City pursuant to its Arbitration Rules and Procedures, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

19. **Survival.** Any and all obligations of the parties under this Agreement, which by their nature would continue beyond the termination or expiration of this Agreement will survive termination or expiration of this Agreement of these General T&Cs.

20. **Counterparts.** This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and of equal force and effect, but all of which taken together shall constitute one and the same instrument.

EXHIBIT C – FEES

COMPENSATION

Monthly fees shall be $300 per hour worked. Invoices shall detail the work completed each month.